Exhibit 99.1

Codexis Reports Financial Results for the Second Quarter of 2017

Product sales more than doubled versus prior-year second quarter

Affirms 2017 total revenue guidance; increases full year product sales and gross margin guidance

Conference call begins at 4:30 pm Eastern time today

REDWOOD CITY, Calif. (August 9, 2017) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three and six months ended June 30, 2017, and provides a business update.

“Exceptional product sales growth continues, as we report a 101% increase in product sales for the second quarter over prior year. In addition, we now project second half product sales to be even higher than our solid first half results. Gross margin on product sales also continued to be strong at 43% for the second quarter and 44% for the first half of 2017. Accordingly, we are raising our guidance for both product sales and product gross margin for 2017,” said Codexis President and CEO John Nicols. “Importantly, our second quarter revenues were generated across a broad customer base, led by sales to Merck and Tate & Lyle, with five other leading pharmaceutical customers each contributing significant revenues.

“In addition, we continued to advance our project and product pipeline, which has increased from 26 to 33, or 27%, over the past year and features a mix of customer- and self-funded projects spanning multiple verticals,” added Mr. Nicols. “Of particular note are our encouraging preclinical efficacy results and partnering interest for our lead biotherapeutic candidate, CDX-6114, for the management of the metabolic disease phenylketonuria (PKU). As such, we are moving forward development activities to accelerate the timeline to initiate human trials for CDX-6114 to early 2018.”

Second Quarter Financial Highlights
Total revenues for the second quarter of 2017 were $10.3 million compared with $16.0 million for the second quarter of 2016, which included recognition of a $7.5 million milestone payment and recognition of $2.5 million in deferred revenue under the platform licensing deal with GlaxoSmithKline (GSK). Product sales for the second quarter of 2017 increased 101% to $6.6 million from $3.3 million for the prior-year period, primarily due to higher demand for enzymes for both generic and branded products. Research and development service revenues for the second quarter of 2017 were $3.4 million compared with $12.1 million for the second quarter of 2016, which included the $10.0 million of revenue recognized from GSK described above. Revenue from the revenue-sharing

Page | 1

arrangement with Exela PharmSci for sales of the argatroban injectable drug was $0.3 million for the second quarter of 2017 compared with $0.7 million for the second quarter of 2016.

Gross margin on product sales for the second quarter of 2017 increased to 43% from 32% for the second quarter of 2016, mainly due to an increase in sales of higher-margin products.

Research and development (R&D) expenses were $6.3 million for the second quarter of 2017 compared with $5.1 million for the second quarter of 2016, with the increase due primarily to higher outside services expense and increased costs associated with higher headcount, partially offset by lower amortization of intangibles. Selling, general and administrative (SG&A) expenses for the second quarter of 2017 increased to $6.5 million from $6.4 million for the second quarter of 2016, due primarily to increased costs associated with higher headcount, partially offset by lower outside legal expenses, lower depreciation and decreased costs related to outside services.

Net loss for the second quarter of 2017 was $6.3 million, or $0.13 per share, compared with net income for the second quarter of 2016 of $2.2 million, or $0.06 per basic share and $0.05 per diluted share. Non-GAAP net loss for the second quarter of 2017 was $4.3 million, or $0.09 per share, compared with non-GAAP net income for the second quarter of 2016 of $4.8 million, or $0.12 per diluted share. A reconciliation of GAAP to non-GAAP measures is provided below.

Year-to-date Financial Results
Total revenues for the six months ended June 30, 2017 were $18.3 million compared with $24.0 million for the first six months of 2016, which included the recognition of revenues related to the achievement of research and development milestones. Total revenues for the first half of 2017 included $12.2 million in product sales, $5.4 million in research and development revenue and $0.7 million from the revenue-sharing arrangement with Exela.

Gross margin on product sales for the first six months of 2017 was 44% compared with 33% for the first six months of 2016, with the increase due to an increase in sales of higher-margin products.

R&D expenses for the first six months of 2017 were $12.2 million compared with $10.8 million for the first six months of 2016, with the increase primarily due to higher outside service fees and increased costs associated with higher headcount. SG&A expenses for the first six months of 2017 and 2016 were $13.2 million for each period.

Net loss for the first six months of 2017 was $13.7 million, or $0.31 per share, compared with a net loss for the first six months of 2016 of $4.7 million, or $0.12 per share. Non-GAAP net loss for the first six months of 2017 was $9.8 million, or $0.22 per share, compared with non-GAAP net income for the first six months of 2016 of $0.5 million, or $0.01 per diluted share.

Page | 2

Cash and cash equivalents as of June 30, 2017 were $28.8 million, compared with $19.2 million as of December 31, 2016.

Financial Outlook
Codexis is updating its financial guidance for 2017, as follows:

•	Affirming total revenues of $50 million to $53 million, which assumes revenue from an anticipated major new deal that the company expects to announce in the near future.

•	Increasing product sales guidance by $4 million over prior guidance. New product sales guidance of between $25 million and $27 million reflects an increase of 63% to 76% over 2016.

•	Increasing the guidance of product gross margin to between 40% and 43%.

Codexis is also updating its outlook for operating expenses, which is the combined total of R&D and SG&A expenses. The company expects operating expenses for the second half of 2017 to be approximately $15 million per quarter. The updated guidance assumes higher expenses associated with the company moving forward development activities to accelerate the timeline to initiate human trials for CDX-6114, its PKU drug candidate, to early 2018.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation expense, intangible asset amortization expense and stock-based compensation expense. Non-GAAP financial measures presented are: non-GAAP net income or loss, non-GAAP net income or loss per share (basic and diluted), and non-GAAP operating expenses, including non-GAAP research and development expense and non-GAAP selling, general and administrative expense. Non-GAAP operating expenses exclude stock-based compensation expense, amortization of intangible assets and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of expense that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable

Page | 3

GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. A slide presentation featuring an updated chart of the company’s product pipeline to accompany the conference call commentary is available on the Investors section of the company’s website at www.codexis.com. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 60083694. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 60083694 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis, Inc. is a leading protein engineering company that applies its technology to the development of biocatalysts for commercial manufacture of pharmaceuticals and fine chemicals, as well as the development of enzymes as biotherapeutics and for molecular diagnostics. Codexis’ proven technology enables implementation of biocatalytic solutions to meet customer needs for rapid, cost-effective and sustainable manufacturing. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding continuing product sales growth and projected second half of 2017 product sales growth, 2017 total revenues, product sales, gross margin on product sales and operating expenses, anticipated transactions and its anticipated timeline to initiate human trials for CDX-6114. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of therapeutic candidates; Codexis’ ability to develop and commercialize new products for the biocatalysis markets; Codexis’ dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform

Page | 4

in new market spaces, including the fine chemicals, therapeutics and in vitro molecular diagnostics markets; Codexis’ ability to comply with the terms of its credit facility and its associated debt service obligations; Codexis’ need for additional capital in the future in order to expand its business or to adjust for market conditions or strategic considerations, which may involve Codexis entering into equity offerings, debt financings, credit facilities and/or strategic collaborations; Codexis’ dependence on key personnel; risks associated with the patent litigation that Codexis initiated in February 2016; Codexis’ ability to establish and maintain adequate protection for intellectual property, trade secrets and other proprietary rights covering its technologies; and any claims by third parties that Codexis is infringing their intellectual property rights or other proprietary rights. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2017 and Form 10-Q filed May 9, 2017, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Codexis Contacts:

Investors
LHA Investor Relations
Jody Cain, 310-691-7100 jcain@lhai.com

Financial Tables to Follow

Page | 5

Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Product sales	$6,600	$3,280	$12,186	$7,020
Research and development revenues	3,391	12,064	5,391	15,598
Revenue sharing arrangement	356	658	740	1,380
Total revenues	10,347	16,002	18,317	23,998
Costs and operating expenses:
Cost of product sales	3,790	2,221	6,792	4,710
Research and development	6,348	5,112	12,187	10,798
Selling, general and administrative	6,546	6,420	13,152	13,222
Total costs and operating expenses	16,684	13,753	32,131	28,730
Income (loss) from operations	(6,337)	2,249	(13,814)	(4,732)
Interest income	49	13	68	28
Other expenses, net	(34)	(49)	(12)	(46)
Income (loss) before income taxes	(6,322)	2,213	(13,758)	(4,750)
Benefit from income taxes	(42)	(26)	(18)	(15)
Net income (loss)	$(6,280)	$2,239	$(13,740)	$(4,735)

Net income (loss) per share, basic	$(0.13)	$0.06	$(0.31)	$(0.12)
Net income (loss) per share, diluted	$(0.13)	$0.05	$(0.31)	$(0.12)
Weighted average common stock shares used in computing net income (loss) per share, basic	47,232	40,495	44,258	40,283
Weighted average common stock shares used in computing net income (loss) per share, diluted	47,232	41,568	44,258	40,283

Page | 6

Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$28,817	$19,240
Accounts receivable, net	7,802	5,924
Inventories	806	825
Prepaid expenses and other current assets	2,965	1,238
Total current assets	40,390	27,227
Restricted cash	1,576	1,624
Marketable securities	1,305	1,142
Property and equipment, net	2,969	2,155
Goodwill	3,241	3,241
Other non-current assets	303	259
Total assets	$49,784	$35,648
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,633	$4,232
Accrued compensation	2,920	4,314
Other accrued liabilities	2,647	2,111
Deferred revenue	4,027	1,710
Total current liabilities	13,227	12,367
Deferred revenue, net of current portion	2,653	1,066
Financing obligation, net of current portion	419	—
Other long-term liabilities	2,848	3,116
Total liabilities	19,147	16,549

Stockholders' equity:
Common stock	5	4
Additional paid-in capital	336,339	311,164
Accumulated other comprehensive income (loss)	102	—
Accumulated deficit	(305,809)	(292,069)
Total stockholders' equity	30,637	19,099
Total liabilities and stockholders' equity	$49,784	$35,648

Page | 7

Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

(i) Research and development expenses
Research and development expenses - GAAP	$6,348	$5,112	$12,187	$10,798
Non-GAAP adjustments:
Depreciation expense(a)	(179)	(276)	(357)	(476)
Intangible asset amortization(b)	—	(844)	—	(1,687)
Stock-based compensation(c)	(342)	(222)	(664)	(442)
Research and development expenses - Non-GAAP	$5,827	$3,770	$11,166	$8,193

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$6,546	$6,420	$13,152	$13,222
Non-GAAP adjustments:
Depreciation expense(a)	(49)	(183)	(197)	(448)
Stock-based compensation(c)	(1,369)	(1,020)	(2,715)	(2,189)
Selling, general and administrative expenses - Non-GAAP	$5,128	$5,217	$10,240	$10,585

(iii) Net Income (loss)
Net Income (loss) - GAAP	$(6,280)	$2,239	$(13,740)	$(4,735)
Non-GAAP adjustments:
Depreciation expense(a)	228	459	554	924
Intangible asset amortization(b)	—	844	—	1,687
Stock-based compensation(c)	1,711	1,242	3,379	2,631
Net Income (loss) - Non-GAAP	$(4,341)	$4,784	$(9,807)	$507

(iv) Net Income (loss) per share
Net Income (loss) per share - GAAP, basic	$(0.13)	$0.06	$(0.31)	$(0.12)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.04	0.06	0.09	0.13
Net income (loss) per share - Non-GAAP, basic	$(0.09)	$0.12	$(0.22)	$0.01

Net income (loss) per share - GAAP, diluted	$(0.13)	$0.05	$(0.31)	$(0.12)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.04	0.07	0.09	0.13
Net income (loss) per share - Non-GAAP, diluted	$(0.09)	$0.12	$(0.22)	$0.01

Weighted average common shares used in computing GAAP and non-GAAP net income (loss) per share, basic	47,232	40,495	44,258	40,283
Weighted average common shares used in computing GAAP net income (loss) per share, diluted	47,232	41,568	44,258	40,283
Effect of dilutive shares	—	—	—	1,305
Weighted average common shares used in computing non-GAAP net income (loss) per share, diluted	47,232	41,568	44,258	41,588

Page | 8

These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Intangible asset amortization: we provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because this expense is non-cash. This financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items. The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.
(c) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
###

Page | 9